Exhibit 99.1

For Immediate Release	Contact: Scott Wallace
President
Thursday, October 3, 2013	Telephone: (949) 661-6304

ROYAL HAWAIIAN ORCHARDS, L.P.

ANNOUNCES SCOTT WALLACE APPOINTED PRESIDENT

Hilo, Hawaii — Royal Hawaiian Orchards, L.P. (OTCQX: NNUTU) today announced the resignation of John Kai from the position of President of Royal Hawaiian Resources, Inc., the General Partner of Royal Hawaiian Orchards, L.P., a position he has held on an interim basis since June 2013.  Mr. Kai will remain a director of the General Partner.

Scott Wallace will succeed Mr. Kai as President and Chief Executive Officer of Royal Hawaiian Resources, Inc.  Mr. Wallace has served as Executive Vice President sales and marketing since January 2012.  Since joining the Partnership, he has led the effort to develop and grow the branded products expansion of the Partnership, which launched its first products in the fourth quarter of 2012 under the brand name ROYAL HAWAIIAN ORCHARDS®.

The Partnership is one of the leading growers and processors of macadamia nuts in the world, processing and marketing macadamia nuts in-shell, bulk kernel and all natural, “better for you” snack products marketed under the ROYAL HAWAIIAN ORCHARDS® brand name.